                                                                    EXHIBIT 3.23

                       CERTIFICATE OF LIMITED PARTNERSHIP

                                       OF

                     NETCO - WATERBURY, LIMITED PARTNERSHIP


         THE UNDERSIGNED, being desirous of forming a limited partnership pursuant to the Revised Uniform Limited Partnership Act of the State of Delaware (the "Act"), DOES HEREBY CERTIFY as follows:

         1. The name of the Partnership is Netco - Waterbury, Limited Partnership (the "Partnership").

         2. The address of the registered office of the Partnership is 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, and the name of the Partnership's registered agent at said address for Section 17-104(a)(2) of the Act is Corporation Service Company.

         3. The name and business address of the sole General Partner of the Partnership is Fairhaven Residual Systems, Inc., 55 Old Field Point Road, Greenwich 06830.

         4. The latest date on which the Partnership is to be dissolved is December 31, 2014.

         IN WITNESS WHEREOF, the undersigned has duly made and executed this Certificate of Limited Partnership as of the 19th day of July, 1993.

                                     Sole General Partner:

                                     FAIRHAVEN RESIDUAL SYSTEMS, INC.


                                     By: /s/ Paul A. Toretta
                                         ----------------------------
                                         Paul A. Toretta
                                         President